Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

XG SCIENCES, INC.

COMMON STOCK PURCHASE WARRANT

Certificate No: __________	Warrants to Purchase
________ Shares of Common Stock
December __, 2016

This Common Stock Purchase Warrant (this "Warrant") certifies that, for value received, The Dow Chemical Company or its registered assignees (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to 5:00 PM Eastern Time on December __, 2023, (the "Expiration Date") but not thereafter, to purchase from XG Sciences, Inc., a Michigan corporation with offices at 3101 Grand Oak Dr., Lansing, MI 48911 (the "Company"), up to ___________ shares (the "Shares" and each, a "Share") of the Company's common stock, no par value per share (the "Common Stock"), at a price of $______ per Share, as adjusted in accordance with Section 4 below (the "Purchase Price").

This Warrant is issued in connection with the Draw Loan Note and Agreement, dated as of December 7, 2016, by and among the Company, and Holder (the "Note Agreement"). Certain capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Note Agreement.

Section 1.          Exercise of Warrants.

(a)          Upon presentation and surrender at the principal executive office of the Company of this Warrant prior to the Expiration Date together with a check to the Company in the amount of the Purchase Price multiplied by the number of Shares of Common Stock being purchased, and compliance with the other requirements of Section 1(e) and this Warrant, the Company will issue to the Holder, Shares of Common Stock which in the aggregate represent the number of Shares of Common Stock being purchased. This Warrant may be partially exercised and, in the case of such partial exercise, the Company, upon surrender hereof, will deliver to the Holder a new Warrant representing the number of Shares which have not been exercised.

(b)          In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company along with the other documents required by Section 1(e) and compliance with the requirements of this Warrant, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

Y (A-B)
X =
A

"X" equals the number of Shares to be issued to the Holder.

"Y" equals the number of Shares purchasable under this Warrant.

"A" equals the fair market value of one Share on the date of determination.

"B" equals the per share Purchase Price (as adjusted to the date of such calculation).

(c)          Fair Market Value. For purposes of this Section 1, the per share fair market value of the Shares means:

(i)          If the Common Stock is publicly traded, the per share fair market value of the Shares shall be (a) the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market (including, without limitation, the OTCQX and OTCQB markets maintained by the OTC Markets Group, Inc. and any successor-entities) which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a trading market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or

(i)          If the Common Stock is not so publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm's length.

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(d)          If this Warrant shall be deemed "in the money" on the Expiration Date and the Holder has not exercised his, her or its rights hereunder, the Company shall automatically effect a cashless exercise of this Warrant on behalf of the Holder in accordance with the formula hereinabove, provided that the Holder must promptly thereafter comply with the other requirements of Section 1(e) and this Warrant.

(e)          The rights represented by this Warrant may be exercised by the Holder, in whole or in part (with respect to Shares of Common Stock), subject to the conditions contained herein and at any time prior to the Expiration Date, by: (i) surrender of this Warrant for cancellation at the principal executive office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Purchase Price for the number of Shares of Common Stock specified in the Notice of Exercise form; (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the Notice of Exercise form to the effect that such person(s) agree(s) to be bound by all of the terms and conditions of this Warrant; (iv) delivery to the Company of a duly executed Notice of Exercise form attached hereto as Exhibit A and Investment Representation Statement form attached hereto as Exhibit D to the extent such Investment Representation Statement remains applicable; and (v) delivery to the Company of duly executed adoption agreements for the Shareholder Agreement and the Voting Agreement (each as defined in Section 2(b)) as and to the extent required by Section 8(g). This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the applicable provisions of this Section 1(e) are reasonably satisfied, and the person(s) designated in the Notice of Exercise form shall become the holder(s) of record of the Shares of Common Stock issuable upon such exercise at that time and date.

(f)          As soon as possible after any full or partial exercise of this Warrant, but in any event no more than ten (10) business days, the Company, at its expense, will instruct its transfer agent to issue as soon as possible in the name of and delivered to the Holder of this Warrant, the number of fully paid and non-assessable Shares of Common Stock to which that Holder shall be entitled on such exercise. No fractional shares will be issued on exercise of this Warrant. If, on any exercise of this Warrant, a fractional share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Purchase Price. The Company may issue certificates for Shares or, if consistent with the Company’s generally applicable practice, may issue uncertificated Shares as permitted under the Michigan Business Corporation Act. Any certificates evidencing the Shares shall bear restrictive legends to the extent required by this Warrant.

Section 2.          Legends.

(a)          Until the date on which a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act") covering the issuance and sale or the resale of the Shares is declared effective by the U.S. Securities and Exchange Commission (the "SEC"), any certificates evidencing the Shares shall bear a legend substantially in the following form:

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"These securities have not been registered under the Securities Act of 1933, as amended, or registered or qualified under applicable state securities laws and may not be offered for resale or resold unless registered pursuant to the provisions of the securities act and registered or qualified pursuant to the provisions of applicable state securities laws, unless an exemption from such registration or qualification is available."

(b)          Any certificates evidencing the Shares shall bear legends to the extent required by the Company’s shareholder agreement dated March 18, 2013 and amended effective as of April 13, 2016 (the “Shareholder Agreement”) and the Company’s voting agreement dated January 15, 2014 (the “Voting Agreement”).

(c)          Any certificates evidencing the Shares shall bear legends substantially in the following form to the extent reasonably required by the Company:

“The shares of stock represented by this certificate are subject to agreements set forth in the Bylaws of the Corporation among the shareholders of the Corporation pursuant to Section 488 of the Michigan Business Corporation Act. A copy of the Bylaws is on file with the Secretary of the Corporation. By acceptance of this certificate, the holder hereof agrees to be bound by the terms of said agreements.”

(d)          The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Warrant (including in the foregoing contemplated legends), the Shareholder Agreement or the Voting Agreement. The Company will not be required to (i) transfer on its books any securities that have been transferred in violation of any provisions of this Warrant, the Shareholder Agreement, the Voting Agreement or applicable law, or (ii) to treat as owner of such securities, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such securities may have been so transferred.

Section 3.          Charges, Taxes and Expenses. Issuance of Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which expenses shall be paid by the Company, and such Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder, the assignee, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses incidental thereto.

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Section 4.          Certain Adjustments.

(a)          Stock Dividends and Stock Splits. If the Company, at any time after the date hereof: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Purchase Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification, and the number of Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Purchase Price of this Warrant shall remain unchanged.

(b)          Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Share of Common Stock that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant for the Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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Section 5.          Transfer of Warrant. Subject to the requirements of this Warrant, compliance with the Securities Act and other federal and state law, and the Company’s Articles of Incorporation and Bylaws, all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal executive office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B and the Investment Representation Statement attached hereto as Exhibit D to the extent such Investment Representation Statement remains applicable, duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

Section 6.           Representations and Warranties.

(a)          Common Stock. The Company hereby represents and warrants to the Holder that all Shares that may be issued upon the exercise of the purchase rights represented by this Warrant, and all securities, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances. The Company hereby agrees that it shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the exercise of this Warrant, a number of shares of Common Stock equal to the number of shares as shall from time to time be sufficient to effect the exercise of this entire Warrant at the Purchase Price.

(b)          Notice of Certain Events. If the Company proposes at any time (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of Common Stock; (iv) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, or to effect an acquisition; or (v) to offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (i) and (ii) above; (2) in the case of the matters referred to in (iii) and (iv) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (v) above, the same notice as is given to the holders of such registration rights.

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(c)          Investment Representation Statement. The Holder hereby makes to the Company each of the representations and warranties in the Investment Representation Statement form attached hereto as Exhibit D.

Section 7.          Indemnification. Without limitation of any other provision of this Warrant or any other agreement between the Holder and the Company, the Company agrees to defend, indemnify and hold Holder, its respective affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Holder Indemnified Parties" and, individually, a "Holder Indemnified Party") harmless from and against any and all damages, liabilities, losses, taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of a single counsel representing the Holder Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Holder Indemnified Party ("Losses"), based upon, arising out of, or by reason of (a) any breach of any representation or warranty made by the Company in this Warrant, the Note Agreement, or any other agreement executed in connection herewith, (b) any breach of any covenant or agreement made by the Company in this Warrant, the Note Agreement, or any other agreement executed in connection herewith, or (c) any third party or governmental claims relating in any way to such Holder Indemnified Party’s status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Holder Indemnified Party’s involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Holder Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability. The term "Losses" shall specifically exclude loss of profits and all punitive, incidental, consequential, special or indirect damages, except to the extent paid to a third party, and shall include diminution of value. The rights of the parties hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to it by law; provided, however, that the Company will not be liable to the extent that such Losses arise from and are based on conduct by a Holder Indemnified Party that constitutes fraud, gross negligence or willful misconduct.

Section 8.          Miscellaneous.

(a)          No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

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(b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day (because it is a Saturday, Sunday or U.S. federal holiday), then such action may be taken or such right may be exercised on the next succeeding business day.

(d)          Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any trading market upon which the Common Stock may be listed. The Company covenants that all Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(e)          Warrant Shares Report. In each case of any adjustment or readjustment in the Warrant Shares issuable upon the exercise of this Warrant, the Company at its sole expense will upon request promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and, upon request in connection with the preparation of the Company’s quarterly financial statements, prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any additional shares issued or sold or deemed to have been issued, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and (iii) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such report to Holder and will, upon the written request at any time of Holder, furnish to Holder a like report setting forth the Purchase Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal executive office and will cause the same to be available for inspection at such office during normal business hours by Holder or any prospective purchaser or assignee of this Warrant designated by the Holder.

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(f)          Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of Michigan.

(g)          Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale and other matters imposed by state and federal securities laws, this Warrant, the Shareholder Agreement, and the Voting Agreement to the extent applicable upon and following exercise of this Warrant. The Holder agrees, as a condition to exercise of this Warrant, to become a party to and to be bound by the Shareholder Agreement and the Voting Agreement, and any subsequent amendments to either, to the extent applicable upon and following the exercise of this Warrant. The parties acknowledge that the Shareholder Agreement and Voting Agreement may contain provisions that terminate such documents upon the closing of a public offering of Common Stock, among other provisions. To the extent that any such agreement is terminated or no longer applicable, the Holder shall not be required to become a party to it or be bound by it.

(h)          Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies.

(i)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to the Holder at the address provided herein by Holder in Exhibit C, attached hereto. if the Holder has not provided contact information in Exhibit C, the Company shall be entitled to use the contact information of the Holder in the Company's books and records.

(j)          Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)          Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l)          Successors and Assigns. Subject to the terms of this Warrant and applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Shares.

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(m)          Amendment. This Warrant may only be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n)          Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date first above written.

XG SCIENCES, INC.

By:
Philip L. Rose, Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

TO: XG SCIENCES, INC.

(1)         The undersigned hereby elects to purchase _____ Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with the other items required by the Warrant.

(2)         Payment shall take the form of (check applicable box):

☐ wire transfer in lawful money of the United States;

☐ cashier's check drawn on a U.S. bank; or

☐ in accordance with the formula set forth in Section 1(b), to exercise this

Warrant with respect to the number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 1(b).

The undersigned requests that the shares of such Common Stock be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:

(Please type or print name and address)

(Social Security or tax identification number)

and delivered to:

(Please type or print name and address)

and, if such number of shares of Common Stock shall not be all the Common Stock evidenced by this Warrant, that a new Warrant of like tenor for the balance of the shares of Common Stock subject to the Warrant be registered in the name of, and delivered to, the Holder at the address stated below.

The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit D.

[Signature page follows]

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[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

[Signature page to Notice of Exercise]

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EXHIBIT B

WARRANT ASSIGNMENT

FOR VALUE RECEIVED, the undersigned holder of the warrant (the “Assignor”) does hereby assign and transfer to                       , Federal Identification No.                       (the “Assignee”), a warrant to purchase __________shares of the capital stock of XG Sciences, Inc. represented by warrant certificate no. _________ (the “Warrant”), standing in the name of the undersigned on the books of said corporation. The Assignor does hereby irrevocably constitute and appoint _________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

The Assignee agrees to take and hold the Warrant and any shares of capital stock of XG Sciences, Inc. to be issued upon exercise of the rights thereunder subject to, and to be bound by, the terms and conditions set forth in the Warrant (including the shareholder agreement and voting agreement referenced therein) to the same extent as if Assignee were the original holder thereof.

Assignee has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit D.

ASSIGNOR:

Dated:	[Assignor]

By:
Name:
Title:

ASSIGNEE:

Dated:	[Assignee]

By:
Name:
Title:

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EXHIBIT C

WARRANT HOLDER'S CONTACT INFORMATION

Name:	The Dow Chemical Company

Address:	2030 Dow Center
Midland, Michigan 48674
Attention: Corporate Venture Capital

Telephone Number:	(989) 636-0571

Email:

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EXHIBIT D

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:

COMPANY:	XG Sciences, Inc., a Michigan corporation

SECURITIES:	THE WARRANT ISSUED ON _________ (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.          No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.          Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3.          Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.          Speculative Nature of Investment. The Investor understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.          Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

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6.          Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

7.          Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8.          Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act (as defined below), as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk. The Investor acknowledges that the Securities will have restrictions upon resale and other matters imposed by the Company’s shareholder agreement and voting agreement, to the extent applicable. The Investor agrees to become a party to and to be bound by the Shareholder Agreement and the Voting Agreement, and any subsequent amendments to either, to the extent applicable.

9.          No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

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10.         Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11.         Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12.         Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

The Investor is signing this Investment Representation Statement on the date first written above.

INVESTOR

[_____________________]

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

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